Endeavor Series Trust                                        Schedule A
10f-3 Report - Affiliated Underwriters
Endeavor Asset Allocation Portfolio

"January 1, 2000 through March 31, 2000"

						Purchase
	Trade		3 yrs	Selling	Shares	Price per	% of
Issuer	Date	Category(1)	Operations	Broker	Purchased

Share	Issue (2)

Luminex Corp.	3/30/00	(i)	yes	Lehman Bros.	"8,600"	$17.00	2.61%
Intrabiotics Pharmaceuticals	3/28/00	(i)	yes	"Adams, Harkness"
"6,900"	$15.00	1.25%
ArtistDirect	3/27/00	(i)	yes	Bear Stearns	400	$12.00	0.10%
Allos Therapeutics	3/27/00	(i)	yes	Piper Jaffrey	200	$18.00
0.07%
Via Systems	3/23/00	(i)	yes	Goldman Sachs	"5,700"	$21.00	0.20%
Silicon Laboratories	3/23/00	(i)	yes	Lehman Bros.	300	$31.00
0.15%
Aclara Biosciences	3/21/00	(i)	yes	Piper Jaffrey	"2,200"	$21.00
0.39%
Digitas	3/13/00	(i)	yes	Montgomery Securities	600	$24.00	0.10%
GT Group Telecom	3/9/00	(i)	yes	Goldman Sachs	"9,300"	$14.00
0.80%
First World Communications      3/7/00  (i)     yes     Lehman Bros. "4,500"
$17.00	0.70%
Palm Inc.	3/1/00	(i)	yes	Merrill Lynch	"4,300"	$38.00	0.29%
Doubleclick Inc.	2/17/00	(i)	yes	Merrill Lynch	"10,300"
$90.25	1.79%
Eloquent Inc.	2/17/00	(i)	yes	Piper Jaffrey	200	$16.00	0.08%
Savvis Communications	2/14/00	(i)	yes	Bear Stearns	"2,700"	$24.00
0.23%
Diversa Corp.	2/14/00	(i)	yes	Hambrecht & Quist	"2,400"	$24.00
0.48%
Flag Telecom Holdings   2/11/00 (i)     yes     Salomon Smith Barney "8,100"
$24.00	0.38%
Webmethods	2/10/00	(i)	yes	Dain Bosworth	700	$35.00	0.27%
Cypress Communications  2/10/00 (i)     yes     J.C. Bradford & Co.  "1,000"
$17.00	0.14%
Antigenics	2/4/00	(i)	yes	Piper Jaffrey	200	$18.00	0.10%
Dobson Communications	2/3/00	(i)	yes	Lehman Bros.	"21,500"
$22.00	1.26%
Therma-Wave	2/3/00	(i)	yes	Montgomery Securities	"3,600"	$20.00
0.58%
Quantum Effect Devices	1/31/00	(i)	yes	Lehman Bros.	500	$16.00
0.18%
Sequenom	1/31/00	(i)	yes	Warburg Dillon Reed	"3,600"	$26.00
0.98%
Aspect Medical Systems	1/27/00	(i)	yes	Piper Jaffrey	300	$15.00
0.14%
Regent Communications	1/24/00	(i)	yes	Lazard Freres	"1,000"	$8.50
0.09%

"(1) Securities are (i) part of an issue registered under the Securities Act of 1933 (the ""1933 Act"") that is being offered to the public, (ii) Eligible Municipal Securities (as defined in Rule 10f-3"
"under the 1940 Act (the ""Rule"")), (iii) securities sold in an Eligible Foreign Offering (as defined in the Rule), or (iv) securities sold in an Eligible Rule 144A Offering (as defined in the Rule)."

"(2) Represents purchases by all affiliated funds: may not exceed (i) if an offering other than an Eligible Rule 144A offering, 25% of the principal amount of the offering or (ii) if "
"an Eligible Rule 144A offering, 25% of the total of (x) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to Qualified "
"Institutional Buyers, as defined in Rule 144A (a)(1) under the 1933 Act, plus (y) the principal amount of the offering of such class in any concurrent public offering."